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Exhibit 23(c)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-46836 on Form S-8 of Warwick Valley Telephone Company of our report dated February 23, 2004 (relating to the financial statements of Orange County - Poughkeepsie Limited Partnership as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003), appearing in the Annual Report on Form 10-K of Warwick Valley Telephone Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
New York, New York
June 23, 2004